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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 15, 2004, relating to the financial statements and financial highlights appearing in the September 30, 2004 Annual Report to Shareholders of Columbia Large Cap Growth Fund, and our report dated October 18, 2004, relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Report to Shareholders of Columbia Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to references to us under the headings "Agreement and Plan of Reorganization" in Appendix A of the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectus and "Independent Accountants of the Fund" in the Statement of Additional Information of Columbia Growth Fund dated January 1, 2004, which have also been incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 3, 2004